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                     SHAREHOLDER SERVICE PLAN AND AGREEMENT

                              SEI TAX EXEMPT TRUST

                                 CLASS Y SHARES


     SEI Tax Exempt Trust (the "Trust") is an open-end investment company registered under the Investment Company Act of 1940, as amended, and currently consisting of a number of separately managed funds (the "Funds"). The Trust desires to retain SEI Investments Distribution Co. (the "Distributor"), a Pennsylvania corporation, to itself provide or to compensate service providers that provide, the services described herein to clients (the "Clients") who from time to time beneficially own Class Y Shares ("Shares") of any Fund of the Trust. The Distributor is willing to itself provide or to compensate service providers for providing, such shareholder services in accordance with the terms and conditions of this Agreement.

SECTION 1. The Distributor will provide, or will enter into written agreements with service providers pursuant to which the service providers will provide, one or more of the following shareholder services to Clients who may from time to time beneficially own Shares:

                  (i) maintaining accounts relating to Clients that invest in Shares;

                  (ii) providing information periodically to Clients showing their positions in Shares;

                  (iii)    arranging for bank wires;

                  (iv) responding to Client inquiries relating to the services performed by the Distributor or any service provider;

                  (v) responding to inquiries from Clients concerning their investments in Shares;

                  (vi) forwarding shareholder communications from the Trust (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to Clients;

                  (vii) processing purchase, exchange and redemption requests from Clients and placing such orders with the Trust or its service providers;

                  (viii) assisting Clients in changing dividend options, account designations, and addresses;

                  (ix) providing subaccounting with respect to Shares beneficially owned by Clients;

                  (x) processing dividend payments from the Trust on behalf of Clients; and

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                  (xi)     providing such other similar services as the Trust
                           may reasonably request to the extent that the Distributor and/or the service provider is permitted to do so under applicable laws or regulations.

SECTION 2. The Distributor will provide all office space and equipment, telephone facilities and personnel (which may be part of the space, equipment and facilities currently used in the Distributor's business, or any personnel employed by the Distributor) as may be reasonably necessary or beneficial in order to fulfill its responsibilities under this Agreement.

SECTION 3. Neither the Distributor nor any of its officers, employees, or agents is authorized to make any representations concerning the Trust or the Shares except those contained in the Trust's then-current prospectus(es) or statements of additional information for the Shares, copies of which will be supplied to the Distributor, or in such supplemental literature or advertising as may be authorized in writing.

SECTION 4. For purposes of this Agreement, the Distributor and each service provider will be deemed to be independent contractors, and will have no authority to act as agent for the Trust in any matter or in any respect. By its written acceptance of this Agreement, the Distributor agrees to and does release, indemnify, and hold the Trust harmless from and against any and all direct or indirect liabilities or losses resulting from requests, directions, actions, or inactions of or by the Distributor or its officers, employees, or agents regarding the Distributor's responsibilities under this Agreement, the provision of the aforementioned services to Clients by the Distributor or any service provider, or the purchase, redemption, transfer, or registration of Shares (or orders relating to the same) by or on behalf of Clients. The Distributor and its officers and employees will, upon request, be available during normal business hours to consult with representatives of the Trust or its designees concerning the performance of the Distributor's responsibilities under this Agreement.

SECTION 5. In consideration of the services and facilities to be provided by the Distributor or any service provider, each Fund that has issued Class Y Shares will pay to the Distributor a fee, as agreed from time to time, at an annual rate of up to 0.25% (twenty-five basis points) of the average net asset value of all Class Y Shares of each Fund, which fee will be computed daily and paid monthly. The Trust may, in its discretion and without notice, suspend or withdraw the sale of Class Y Shares of any Fund, including the sale of Class Y Shares to any service provider for the account of any Client or Clients. The Distributor may waive all or any portion of its fee from time to time.

SECTION 6. The Trust may enter into other similar servicing agreements with any other person or persons without the Distributor's consent.

SECTION 7. By its written acceptance of this Agreement, the Distributor represents, warrants, and agrees that the services provided by the Distributor under this Agreement will in no event be primarily intended to result in the sale of Shares.

SECTION 8. This Agreement will become effective on the date a fully executed copy of this Agreement is received by the Trust or its designee and shall continue until terminated by either party. This Agreement is terminable with respect to the Class Y Shares of any Fund, without penalty, at any time by the Trust or by the Distributor upon written notice to the Trust.

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SECTION 9. All notices and other communications to either the Trust or to the
Distributor will be duly given if mailed, telegraphed, telefaxed, or transmitted by similar communications device to the appropriate address stated HEREIN, or to such other address as either party shall so provide the other.

SECTION 10. This Agreement will be construed in accordance with the laws of the Commonwealth of Pennsylvania and may not be "assigned" by either party thereto as that term is defined in the Investment Company Act of 1940.

SECTION 11. References to the "SEI Tax Exempt Trust," the "Trust," and the "Trustees" of the Trust refer respectively to the Trust created and the Trustees as trustees, but not individually or personally, acting from time to time under the Declaration of Trust of the Trust dated March 15, 1982, a copy of which is on file at the Trust's principal office. The obligations of the Trust entered into in the name or on behalf thereof by any of the Trustees, officers, representatives, or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, officers, representatives, or agents of the Trust personally. Further, any obligations of the Trust with respect to any one Fund shall not be binding upon any other Fund.

By their signatures, the Trust and the Distributor agree to the terms of this Agreement.


                                        SEI Investments Distribution Co.
                                        One Freedom Valley Road
                                        Oaks, PA  19456


                                        By:/s/Todd Cipperman
                                           -------------------------------------

                                        Name: Todd Cipperman
                                             -----------------------------------

                                        Title: Vice President
                                              ----------------------------------

                                        Date: 12/18/02
                                             -----------------------------------



                                        SEI Tax Exempt Trust
                                        One Freedom Valley Road
                                        Oaks, PA  19456

                                        By: /s/Timothy D. Barto
                                           -------------------------------------

                                        Name: Timothy D. Barto
                                             -----------------------------------

                                        Title: Vice President
                                              ----------------------------------

                                        Date: 12/18/02
                                             -----------------------------------